Code of Conduct and Business Ethics

Urban Barns Foods Inc.

This manual has been prepared by Urban Barns Foods Inc. ("Urban Barns") and is available for inspection during normal business hours by all managers, staff and employees of Urban Barns.

Table of Contents

1.0 Message from the Chairman 1
2.0 Message from the COO 2
2.1 Relationships 3
2.2 Individual Responsibilities 4
2.3 Introduction 5
2.4 Management Responsibilities 6
3.0 Company Standards 7
3.1 Reporting Concerns or Misconduct 11
3.2 Corrective Action and Discipline 12
4.0 Employee Policy 13
4.1 Equal Employment Opportunities 14
4.2 Harassment in Workplace Policy 15
4.3 Health Policy 17
4.4 Safety Policy 18
4.5 Abusive Substance Policy 20
4.6 Privacy Policy 21
5.0 Business Policy 22
5.1 Product Safety Policy 22
5.2 Product Quality Policy 23
5.3 Environment Policy 24
5.4 International Operations Policy 25
6.0 Ethics 26
6.1 Ethics Policy 27
6.2 Conflicts of Interest 28
6.3 Corporate Asset Policy 29
6.4 Gifts & Entertainment Policy 30
6.5 Political Activities Policy 31
6.6 Directorship Policy 32
7.0 Open Door Communications 33

1.0 Message from the Chairman

The high quality of the directors, officers, and employees of Urban Barns is the Corporation's greatest strength. The resourcefulness, professionalism, and dedication of those directors, officers, and employees make the Corporation competitive in the short term and well positioned for ongoing success in the long term.

The Corporation's directors, officers, and employees are responsible for developing, approving, and implementing plans and actions designed to achieve corporate objectives. The methods we employ to attain results are as important as the results themselves. The Corporation's directors, officers, and employees are expected to observe the highest standards of integrity in the conduct of the Corporation's business.

The Board of Directors of the Corporation has adopted and oversees the administration of the Corporation's ***Code of Conduct and Business Ethics***. The policies in the ***Code of Conduct and Business Ethics*** are the foundation policies of the Corporation. Urban Barns' foundation policies collectively express the Corporation's expectations and define the basis for the worldwide conduct of the Corporation and its subsidiaries.

The directors, officers, and employees of Urban Barns are expected to review these foundation policies periodically and apply them to all of their work. The Corporation publishes from time to time guidelines with respect to selected policies. Those guidelines are interpretive and administrative and are not part of the ***Standards of Conduct and Ethics***. Any employee who has questions concerning any aspect of these policies should not hesitate to seek answers from management or the other sources indicated in Section 7 "Open Door Communication."

No one in the Urban Barns organization has the authority to make exceptions or grant waivers with respect to the foundation policies. Regardless of how much difficulty we encounter or pressure we face in performing our jobs, no situation can justify the willful violation of these policies. Our reputation as a corporate citizen depends on our understanding of and compliance with these policies.

5th February 2010

Daniel McN Meikleham, Chairman

2.0 Message from the CEO

Urban Barns Foods Inc. is committed to being the world's premier provider of Fruit and Vegetables. To that end, we must continuously achieve superior financial and operating results while simultaneously adhering to high ethical standards.

The following principles guide our relationships with our shareholders, customers, employees, and communities:

Shareholders - We are committed to enhancing the long term value of the investment dollars entrusted to us by our shareholders. By running the business profitably and responsibly, we expect our shareholders to be rewarded with superior returns. This commitment drives the management of our corporation.

Customers - Success depends on our ability to consistently satisfy ever changing customer preferences. We commit to be innovative and responsive, while offering high quality products and services at competitive prices.

Employees - The exceptional quality of our workforce provides a valuable competitive edge. To build on this advantage, we will strive to hire and retain the most qualified people available and to maximize their opportunities for success through training and development. We are committed to maintaining a safe work environment enriched by diversity and characterized by open communication, trust, and fair treatment.

Communities - We commit to be a good corporate citizen in all the places we operate worldwide. We will maintain high ethical standards, obey all applicable laws, rules, and regulations, and respect local and national cultures. Above all other objectives, we are dedicated to running secure and environmentally responsible operations.

Urban Barns aspires to be at the leading edge of competition in every aspect of our business, which requires the Corporation's resources --financial, operational, technological, and human -- to be employed wisely and evaluated regularly.

- We will maintain flexibility to adapt to changing conditions, the nature of our business requires a focused, long term approach.
- We will consistently strive to improve efficiency and productivity through learning, sharing, and implementing best practices.
- We will be disciplined and selective in evaluating the range of capital investment opportunities available to us.
- We will seek to develop proprietary technologies that provide a competitive edge.
- We aspire to achieve our goals by flawlessly executing our business plans and by adhering to these guiding principles and the policies that follow.

5th February 2010

Jacob (Jack) Benne

2.1 Relationships

Urban Barns goal is to be the most respected brand in the industry. This Code of Conduct and Business Ethics is your guide for helping Urban Barns achieve its goal with integrity and respect. Each employee is responsible for upholding Urban Barns' commitment to the highest standards of business conduct and ethics.

Because this manual cannot address every situation and issues continue to evolve in our rapidly changing environment, you can seek assistance; discuss concerns or report violations through numerous channels, including your manager or the Office of Ethics and Business Compliance.

All of us are responsible for abiding by Urban Barns' standards and raising awareness of problems that may undermine our company's integrity. You are accountable for familiarizing yourself with this manual and keeping it handy for your ongoing reference. This code is a tool to help us support The Urban Barns Promise and a guidepost for our daily decisions and actions.

Our success depends on our ability to ***Build Quality Products*** and ***Build Quality Relations*** with each other, our customers and our many business partners.

This code of conduct is not an employment contract in any form, although adherence to these standards is a condition of employment. This code does not give you rights of any kind, and may be changed by the company at any time without notice. All employees and Consultants of Urban Barns and its subsidiaries must understand that there is no fixed duration and there are no fixed terms or conditions to the employment relationship. Employees can terminate their employment whenever they wish and for whatever reason they might have with or without notice, just as Urban Barns or its subsidiaries can terminate their employment or change the terms and conditions of their employment at any time and for any reason or no reason, with or without cause, and with or without notice, unless the employment is covered by an agreement. This is known as employment-at-will. This at-will employment relationship may not be modified except in a written agreement signed by the employee and an authorized representative of the company, and with concurrence from the company's Legal Department.

2.2 Individual Responsibilities

Individually, we are a critical connection between Urban Barns and our business partners. As Urban Barns employees, we will conduct ourselves with integrity. While the use of "we" in this code refers to our common obligation to uphold Urban Barns' standards of business conduct, each of us is individually responsible for adhering to these standards. This can be accomplished by meeting our responsibilities and the standards in this code.

As individuals, we will

Help Urban Barns meet its commitments to stakeholders.

Help safeguard Urban Barns' reputation for integrity in our business dealings.

Conduct our business activities in support of The Urban Barns Promise.

Be respectful, cooperative and helpful toward each other and our business partners, never acting in an abusive, obscene or disrespectful manner.

Not disparage or misrepresent the corporation or any Urban Barns employee.

Take responsibility for our personal actions, honestly accounting for and reporting our activities.

Know and comply with Urban Barns' code of business conduct, policies and procedures and applicable laws and regulations and how they apply to our work responsibilities.

Seek assistance when we have questions about Urban Barns' code of business conduct or when faced with a challenging ethical situation.

Raise any concerns or report potential or actual violations of Urban Barns' code of business conduct, as well as any policies and procedures Urban Barns may issue, or any laws and regulations.

Fully cooperate with any Urban Barns investigation.

Never act unethically, even if directed to do so by another person. We can never justify any unethical action by claiming we were instructed to do so.

Never ask or require another person to act unethically or violate the company's code of business conduct or the law.

Retain a copy of Urban Barns' Code of Conduct and Business Ethics for easy reference.

Attend all required ethics and compliance education and training programs.

Follow acknowledgement/certification procedures indicating our responsibility to comply with Urban Barns' code of business conduct.

Address any apparent conflict between Urban Barns' code of business conduct, policies and procedures, or applicable laws and regulations.

Follow business unit policies when they are more stringent than Urban Barns' code of business conduct.

If contacted for external legal, government, or media-related requests for information, consults with the Office of Compliance and Ethics prior to providing any assistance.

2.3 Introduction

Urban Barns has adopted this code of conduct to ensure compliance with applicable legal and ethical requirements.

This code of conduct is your resource to help you make sound decisions in doing your job. All of us have a responsibility to establish and maintain business relationships based on integrity with each other and our business partners. This code throughout uses the term "business partner" to refer to parties with whom Urban Barns has potential or ongoing business relationships. These may include, but are not limited to, current or potential customers, suppliers, joint venture partners, competitors, regulators and government officials. This code can help us build and strengthen these connections.

- Read the code and give careful attention to those subjects that most pertain to your job duties.
- Understand the purpose of this code of business conduct and your overall responsibilities for Urban Barns' standards of business conduct.
- Consult the Section 3.1 or Section 7 when you need to address ethics and compliance questions.

Note the Following:

- *Applicability* -

Urban Barns' expectations for responsible conduct are applicable to all parties who work for or on behalf of Urban Barns, including, but not limited to, its employees, consultants, in-house contractors, and employees of subsidiaries, controlled affiliates, or representatives. Standards listed in this code are specifically directed at employees, though all other parties should conform to the spirit of these standards.

International Standards -
Where local country laws pertaining to employment of local nationals contain mandatory requirements that differ from the provisions of this code of business conduct, such requirements prevail for employees working in those countries.

Limitations -
This Code of Conduct and Business manual does not address every expectation or condition regarding proper and ethical business conduct. It does not substitute for company policies and procedures.

Use of " Urban Barns" -
Throughout this code, "Urban Barns" refers to all subsidiaries and affiliates of Urban Barns.

2.4 Management Responsibilities

In addition to **Individual Responsibilities,** Managers also meet responsibilities related to a leadership role in Urban Barns.

Managers will:

- Ensure that all employees meet the company's ethics and compliance objectives.
- Consistently communicate and reinforce Urban Barns' ***Code of Conduct and Business Ethics*** and related policies and procedures to employees.
- Foster a work environment that encourages employees to act ethically and in compliance with Urban Barns' code of conduct.
- Ensure that we maintain open communication and discussion with employees, encouraging them to ask questions and raise difficult issues.
- Provide employees with information and advice regarding ethics and compliance matters.
- Appropriately address our own or employees' ethics and compliance concerns or reports of potential or actual misconduct in a timely manner and seek guidance as needed.
- Follow company guidelines for appropriate discipline regarding ethics or compliance violations.
- Properly delegate authority only to responsible employees.
- Demonstrate leadership by acting with respect and integrity.

3.0 Company Standards

This overview is intended to help us become familiar with Urban Barns' standards contained in this code of business conduct – not to provide their specific requirements. We should always refer to the specific details of these standards contained in this code for guidance. In all cases, we are required to comply with applicable laws, regulations and related policies and procedures.

Connecting with Each Other

We will treat others with whom we interact on behalf of the company, our workplace and the environment with respect.

- **Non-Discrimination, Equal Opportunity and Diversity –**

We will not discriminate against others as specified in this code of business conduct and will provide equal opportunity in employment and support a workplace that values diversity.

Harassment –
We will not engage in any behavior that is harassing, including sexual harassment or offensive comments or jokes, and will address and/or report any instances.

Employee Privacy –
We will respect others' privacy, but recognize that our privacy at work is limited and subject to business needs.

Abusive substance and Drug Use –
We will abide by Urban Barns standards that restrict abusive substance and drug use, including not working or reporting to work under the influence of abusive substance, illegal drugs or controlled substances.

Health & Safety – We will follow healthy and safe business practices at work by recognizing that workplace violence, threat of violence or carrying weapons is not tolerated and using care when handling hazardous substances.

Environmental Protection –
We will help protect the environment in our daily jobs, including addressing resource conservation and pollution control.

Connecting without Conflicts of Interests

We will ensure that our personal interests do not conflict or appear to conflict with our Urban Barns responsibilities.

- **Outside Employment and Activities –**

We cannot – with or without compensation – be employed by, consult with, own, perform services for, or aid a company or organization that is a vendor, supplier, contractor, subcontractor or competitor of Urban Barns', or in the same lines of business. We will avoid conflicts that may arise in activities such as serving on boards or committees, using job skills and soliciting and collecting funds for non-work purposes.

Financial Interests –

We will ensure our financial interests do not create conflicts, including with respect to securities ownership, participation in financial offerings or acceptance of loans.

Personal Relationships –
We will ensure our relations with family and friends do not interfere with our business responsibilities, such as conducting business with these parties and inappropriate reporting relationships, and will disclose these relationships when appropriate.

Political Activities and Contributions –
We will make certain that our personal political activities or contributions are separate from Urban Barns and avoid even the appearance that we are acting on Urban Barns' behalf.

Endorsements, Testimonials and Personal Statements –
We will ensure that any endorsements, testimonials, or statements we make for Urban Barns or ourselves do not conflict with our duty to Urban Barns.

Departing and Former Employees –
We will avoid conflicts when contracting with, re hiring or purchasing from former employees. If we leave Urban Barns, we will abide by applicable employment terms and conditions.

Connecting with Company Assets

We are responsible for treating all corporate and other assets with respect and care.

- **Company Property –**

We will appropriately work with property belonging to Urban Barns, our business partners and others, including approved personal use of Urban Barns property, and ensure others do the same.

Company Benefits –
We will only use company benefits plans for ourselves and other covered persons, and provide accurate information as required. We will not misrepresent reasons for absence from work.

Company Funds –
We will appropriately work with corporate funds, including protecting them and approving related transactions, seeking appropriate reimbursement for and receiving good value in exchange for them.

Insider Trading –
We will not trade in any company's securities based on inside information or inappropriately trade these securities if we possess inside information, even if obtained accidentally.

Company Information –
We will appropriately work with information belonging to Urban Barns, our business partners, our competitors or others, especially non public (such as confidential or proprietary) information.

Integrity of Records –
We will prepare, protect, correct and approve records so that they are accurate, truthful, complete and meet applicable standards, including records regarding work time and expenses.

Company Time –
We will properly use and record company time and ensure others do likewise, including time worked. We will not inappropriately use company time for personal needs.

Corporate Identity and Reputation –
We will protect Urban Barns' identity and reputation, such as through use of its brand name and logo and in external communications.

Sabotage and Espionage –
We will safeguard all corporate assets, including computers and networks, from espionage and sabotage and provide access to them only as authorized.

Communications and Computer Systems –
We will properly safeguard and work with communications and computer systems and related data to ensure their accuracy, integrity, safety and confidentiality.

Affiliate Transactions –
We will ensure that inter-company transactions and related activities, such as time and expense charges and resource sharing, are permitted, properly documented and meet applicable standards.

Connecting with Customers

We want to sustain our customers' confidence in us and demonstrate we are worthy of their trust.

- **Privacy of Customer Information and Communications –**

We will properly work with and only provide authorized access to customer information or communications, and respect their privacy in marketing to them.

Connecting with Suppliers

We will show our suppliers that they are valued business partners and build relationships based on integrity and trust.

- **Working with Agents, External Consultants, Contractors and Other Representatives –**

We will ensure that our relations with these business partners meet our standards in hiring and working with suppliers.

Selecting Suppliers –
We will hire suppliers fairly, ensure they are properly certified, engage in relations without conflict and only make commitments we are prepared to honor.

Working with Current Suppliers –
We will only exchange appropriate business courtesy and other considerations with current and potential suppliers. We will treat suppliers' information with care and according to our agreements.

Connecting through Business Courtesy

We will conduct business impartially and with the company's and our business partners' best interests in mind, only exchanging appropriate business courtesy according to acceptable company standards.

- **Gifts –**

We will only exchange non-monetary and generally modestly-valued gifts that promote goodwill with our business partners and do not improperly influence others. We will accept only approved and widely available discounts.

Entertainment –
We will only exchange appropriate, reasonable and business-related entertainment that is approved and not intended to improperly influence others, and we will reciprocate hospitality as appropriate.

Gratuities – We will never encourage, accept or exchange gratuities or payments for providing specific services.

Connecting Fairly in the Marketplace

We will work and compete fairly with others to maintain a reputation for fairness.

- **Dealing with Competitors, Customers and Suppliers –**

We will not engage in activities with customers, suppliers or competitors that unfairly prevent or limit competition, or could appear to do so.

Attempts to Monopolize –
We will not engage in independent actions with respect to customers, suppliers or competitors that unfairly restrain trade and/or attempt to improperly gain market share.

Competitor Disparagement –
We will not disparage competitors in how we describe our or their companies, activities or events, or products or services.

Competitive Information –
We will properly acquire competitive information, without misrepresentation, not allow others to violate their duty to protect it and, if owned by others, use it only as authorized.

Connecting with the a Government (Federal, State and Local)

When interacting with federal, state and local governments and their representatives, we will conduct ourselves with honesty and integrity, including following the rules related to all government relations.

- **The Government as Customer –**

In serving the government, we will abide by all requirements governing our interactions, including use of non public information, and ensure parties acting for us do likewise.

Other Government Relations –
We will comply with tariffs and with applicable conditions in doing business with current or former government employees. We will provide required information in legal matters.

Business Courtesy (Government Business) –
We will not authorize or exchange business courtesy or other considerations not permitted by government rules or other applicable standards.

Government Classified and National Security Information –
We will properly acquire, use and safeguard sensitive government information and other assets, even if we leave Urban Barns.

Connecting Internationally

We will conduct business around the world in consideration of both North American and local standards and customs and in a way that fosters Urban Barns' reputation as a good business partner.

- **Import/Export Control –**

We will comply, and ensure that applicable parties comply, with relevant import/export standards in transferring Urban Barns products, services, equipment, information or knowledge.

Payments outside the United States –
We will comply with standards regarding making payments to others while conducting business outside USA and Canada.

International Boycott and Other Economic Sanctions –
We will follow boycott-related standards, including providing information about boycotted countries or other entities.

Business Courtesy (International Business) –
We will report gifts we receive, and seek approval before providing gifts, that fall outside of Urban Barns standards.

3.1 Reporting Concerns or Misconduct

Each employee is responsible for reporting concerns and potential or actual misconduct that could violate the company's Code of Conduct and Business Ethics or any laws or regulations.

If a job requires having a valid driver's license and that license is suspended or revoked for any reason, the employee must immediately report this to their manager.

Employees are required to report an Ethics, Discrimination and Compliance Concerns or Misconduct concern or suspected misconduct to their manager or another manager (who is responsible for obtaining guidance, where appropriate, from Human Resources, Urban Barns Security or the Office of Ethics and Business Compliance).

Employees' reports will be kept confidential to the extent permitted by law and the company's ability to address concerns. In certain instances, employees' names may be provided to those persons involved in the investigation or with a "need to know" about the situation.

Anonymous Reporting

Employees can report issues anonymously by calling Human Resources, Urban Barns Security or the Office of Ethics and Business Compliance. Anonymous callers should supply detailed

information to address their concerns. In some instances, employees' names will be needed for Urban Barns to properly investigate the matter. Some investigations may not allow for complete anonymity.

Reporting Suspected Retaliation

If it is believed someone has been retaliated against for reporting suspected misconduct or for providing information as part of an investigation, this matter should be reported directly to the Office of Ethics and Business Compliance.

Involvement in Misconduct

Reporting a concern or instance of suspected misconduct does not absolve responsibility for participation in the misconduct. However, reporting the misconduct may be considered in determining accountability for the misconduct.

Investigations of Reports

Urban Barns is committed to investigating suspected misconduct. Employees must not:

- Interfere with an investigation, such as by providing false or incomplete information, concealing information or asking others not to contribute to an investigation.
- Destroy any information relevant to an investigation or prior to company record retention policies.
- Discuss any matter under investigation with any unauthorized person.

Employees violating these requirements are subject to discipline.

3.2 Corrective Action and Discipline

Employees who violate company standards may be disciplined up to and including ***dismissal,*** as well as be subject to civil and criminal charges. If misconduct occurs, Urban Barns is committed to taking prompt and responsive action to correct the situation and discipline responsible individuals.

Management employees may be disciplined if they:

- condone misconduct,
- do not report misconduct,
- do not take reasonable measures to detect misconduct,
- do not demonstrate the appropriate leadership to ensure compliance.

Managers who have supervisory responsibility must use appropriate measures to ensure that disciplinary action for their employees is consistent and appropriate to the situation, and can consult with appropriate Human Resources contact for guidance.

4.0 Employee Policy

Urban Barns is committed to establishing and maintaining a workplace that promotes diversity and is free from discrimination. Various laws also prohibit certain forms of discrimination. The company benefits by encouraging all employees to value and respect each other and maintain an environment supportive of individual differences, where each of us can participate and contribute free from discrimination. This consideration should also be extended to our business partners.

Urban Barns will make all employment and other business decisions without discriminating on the basis of age, color, citizenship, disability, gender, race, religion, national origin, marital status, sexual orientation, military service or status.

Urban Barns will fully support programs that encourage qualified women, minorities, disabled individuals or others to seek equal employment opportunities or business relationships with Urban Barns. We will also fully support other Urban Barns efforts to achieve a culture where diversity is valued.

Urban Barns is committed to providing a harassment- free work environment. Harassing behavior demeans others, threatens productivity, can adversely affect the company's reputation and may violate the law.

Urban Barns will make reasonable accommodations for employees as provided by law. Contact Human Resources Department for more information.

4.1 Equal Employment Opportunities

It is the policy of Urban Barns to provide equal employment opportunity in conformance with all applicable laws and regulations to individuals who are qualified to perform job requirements. The Corporation administers its personnel policies, programs, and practices in a non discriminatory manner in all aspects of the employment relationship, including recruitment, hiring, work assignment, promotion, transfer, termination, wage and salary administration, and selection for training. Discrimination should not occur regarding terms and conditions of employment, including, but not limited to:

- recruitment,
- hiring,
- job benefits,
- compensation,
- training,
- performance appraisals,
- upgrading and promotional opportunities,
- assignment transfers,
- leave of absence,
- lay- off,
- returns from layoffs,
- providing work-related assistance or information,
- access to or participation in social and recreational programs,
- use of company equipment or facilities,
- disciplinary action and termination of employment.

Managers and supervisors are responsible for implementing and administering this policy, for maintaining a work environment free from unlawful discrimination, and for promptly identifying and resolving any problem area regarding equal employment opportunity.

In addition to providing equal employment opportunity, it is also Urban Barns' policy to undertake special efforts to:

- develop and support educational programs and recruiting sources and practices that facilitate employment of minorities and women;
- develop and offer work arrangements that help to meet the needs of the diverse work force in balancing work and family obligations;
- establish company training and developmental efforts, practices, and programs that support diversity in the work force and enhance the representation of minorities and women throughout the Corporation;
- foster a work environment free from sexual, racial, or other harassment;
- make reasonable accommodations that enable qualified disabled individuals to perform the essential functions of their jobs;
- emphasize management responsibility in these matters at every level of the organization.

Individuals who believe they have observed or been subjected to prohibited discrimination should immediately report the incident to their supervisors, higher management, or their designated Human Resources Department contacts.

Individuals will not be subjected to harassment, intimidation, discrimination, or retaliation for exercising any of the rights protected by this policy and various statutes.

4.2 Harassment in Workplace Policy

It is the policy of Urban Barns to prohibit any form of harassment in any company workplace. The objective of this policy is to provide a work environment that fosters mutual employee respect and working relationships free of harassment. The Corporation specifically prohibits any behavior that ridicules, belittles, intimidates, threatens or otherwise demeans co-workers or others associated with the company, including contractors, customers, suppliers, employment applicants or other business partners and competitors. Urban Barns also will not tolerate harassment by any third party against an Urban Barns employee. Harassment can include making racist, sexist, or ethnic comments, jokes or gestures or hazing. Urban Barns prohibits harassment based on a person's:

- race,
- color,
- gender,
- religion,
- national origin,
- age,
- disability,
- sexual orientation,
- any other reason.

Under the Corporation's policy, harassment is any inappropriate conduct which has the purpose or effect of:

- creating an intimidating, hostile, offensive work environment;
- unreasonably interfering with an individual's work performance;
- affecting an individual's employment opportunity.

Forms of harassment include, but are not limited to:

- unwelcome verbal or physical advances
- sexually, racially, or otherwise derogatory or discriminatory materials, statements, or remarks.

All employees, including supervisors and managers, will be subject to disciplinary action up to and including termination for any act of harassment.

Employees must not engage in unwelcome sexual conduct or make unwelcome sexual overtures to co-workers. This includes but is not limited to any behavior that requires or implies that another person's submission to or rejection of sexual advances will affect that person's employment. This can include hiring, job assignment or duties, shifts, compensation, appraisals, promotion or advancement, transfers, training opportunities, disciplinary action, termination, or any other conditions of employment or career development. Urban Barns will not permit a hostile work environment for employees that are sexually abusive, demeaning, intimidating, threatening or offensive. For example, request sexual favors, engage in visual, verbal or physical conduct of a sexual nature, display sexually suggestive objects or pictures, tell offensive jokes, use sexually suggestive language, or send sexually suggestive e-mail.

Individuals who believe they have been subjected to harassment should immediately report the incident to their supervisors, higher management, or their designated Human Resources Department contact. All complaints will be promptly and thoroughly investigated.

Employees or supervisors who observe or become aware of harassment should immediately advise their supervisors, higher management, or their designated Human Resources Department contacts. No employee should assume that the Corporation is aware of a problem. All complaints and concerns should be brought to management's or the Human Resources Department's attention so that appropriate corrective steps can be taken.

4.3 Health Policy

It is Urban Barns' policy to:

- identify and evaluate health risks related to its operations that potentially affect its employees, contractors or the public;
- implement programs and appropriate protective measures to control such risks, including appropriate monitoring of its potentially affected employees;
- communicate in a reasonable manner to potentially affected individuals or organizations and the scientific community knowledge about health risks gained from its health programs and related studies;
- determine at the time of employment and thereafter, as appropriate, the medical fitness of employees to do their work without undue risk to themselves or others;
- provide or arrange for medical services necessary for the treatment of employee occupational illnesses or injuries and for the handling of medical emergencies;
- comply with all applicable laws and regulations, and apply responsible standards where laws and regulations do not exist;
- work with government agencies and others to develop responsible laws, regulations, and standards based on sound science and consideration of risk;
- conduct and support research to extend knowledge about the health effects of its operations;
- undertake appropriate reviews and evaluations of its operations to measure progress and to foster compliance with this policy;

Provide voluntary health promotion programs designed to enhance employees' well being, productivity, and personal safety. These programs should supplement, but not interfere with, the responsibility of employees for their own health care and their relationships with personal physicians. Information about employees obtained through the implementation of these programs will be considered confidential and will not be revealed to non-medical personnel except:

- at the request of the employee concerned,
- when required by law,
- when dictated by overriding public health considerations,
- when necessary to implement the abusive substance and Drug Use policy.

4.4 Safety Policy

It is Urban Barns' policy to conduct its business in a manner that protects the safety of employees, others involved in its operations, customers, and the public. The Corporation will strive to prevent accidents, injuries, and occupational illnesses through the active participation of every employee.

Employees will complete required safety training and follow safety procedures and practices (including those for using tools and equipment) that apply to work environments. Personal protective clothing, equipment and devices supplied must be worn or used on work assignments. Urban Barns will comply with all laws, regulations and standards and maintain records regarding training, inspections, health and safety injuries, illnesses and motor vehicle accidents. Drivers of Urban Barns vehicles must follow all laws, regulations and company standards regarding vehicle operation and traffic safety. Urban Barns vehicles must be driven defensively and drivers must wear seat belts. Employees may operate a vehicle only under a valid driver's license for that type of vehicle. When a job requires a license, employees must report suspension or loss of the license promptly to management. Employees must understand the hazards of materials used, and review with management the appropriate safety requirements for any unfamiliar materials. Managers will supervise employees to properly handle, store, and transport hazardous substances according to company policies and applicable laws.

It is a requirement for employees to inform management when taking any medication that may create a safety risk to yourself or others.

Urban Barns will not tolerate any threatening or hostile behavior and will take immediate and appropriate action against offenders, up to and including termination and criminal prosecution. Employees must not engage in any assaults, hostile physical contact or intimidation, fighting, verbal threats of physical harm or violence, or any other actions that are threatening, hostile or abusive in nature while on company property or on company business. Employees must not carry weapons (even with a permit or license) on company property, while conducting company business, in company vehicles, or in personal vehicles when on company property or while conducting company business.

The Corporation is committed to identify and eliminate or manage safety risks associated with its activities. Accordingly, the Corporation's policy is to:

- design and maintain facilities, establish management systems, provide training and conduct operations in a manner that safeguards people and property;
- respond quickly, effectively, and with care to emergencies or accidents resulting from its operations, in cooperation with industry organizations and authorized government agencies;
- comply with all applicable laws and regulations, and apply responsible standards where laws and regulations do not exist;
- work with government agencies and others to develop responsible laws, regulations, and standards based on sound science and consideration of risk;
- conduct and support research to extend knowledge about the safety effects of its operations, and promptly apply significant findings and, as appropriate, share them with employees, contractors, government agencies, and others who might be affected;
- stress to all employees, contractors, and others working on its behalf their responsibility and accountability for safe performance on the job and encourage safe behavior off the job;
- undertake appropriate reviews and evaluations of its operations to measure progress and to foster compliance with this Safety Policy.

Urban Barns has safety and environmental reporting procedures, including immediately reporting:

- Potential, actual or unresolved unsafe or hazardous conditions to a manager or to the Safety, Health and Environment Department
- All on-the-job accidents and illnesses directly to the Safety, Health and Environment Department, according to laws and company policies.

4.5 Abusive Substance Policy

Urban Barns is committed to a safe, healthy, and productive workplace for all employees. The Corporation recognizes that the improper use of abusive substances by employees will impair their ability to perform properly and will have serious adverse effects on the safety, efficiency and productivity of other employees and the Corporation as a whole. The misuse of legitimate drugs, or the use, possession, distribution or sale of illicit or prescribed controlled drugs on company business or premises, is strictly prohibited and is grounds for termination. Being unfit for work because of use of drugs or abusive substance is strictly prohibited and is grounds for termination of employment. While this policy refers specifically to abusive substance and drugs, it is intended to apply to inhalant and all other forms of substance abuse. Employees are prohibited from operating equipment or driving or riding in a company vehicle or a vehicle being used while on company business (including personal vehicles) while under the influence of abusive substance, illegal drugs or controlled substances. This prohibition does not include legally obtained medications or prescriptions used as directed by a medical practitioner

The Corporation recognizes abusive substance or drug dependency as a treatable condition. Employees who suspect they have an abusive substance or drug dependency is encouraged to seek advice and to follow appropriate treatment promptly before it results in job performance problems. Employee Health Advisory Program or medical professional staff will advise and assist in securing treatment. Those employees who follow approved treatment will receive disability benefits in accordance with the provisions of established benefit plans and medical insurance coverage consistent with existing plans.

No employee with abusive substance or drug dependency will be terminated due to the request for help in overcoming that dependency or because of involvement in a rehabilitation effort. However, an employee who has had or is found to have a substance abuse problem will not be permitted to work in designated positions identified by management as being critical to the safety and well-being of employees, the public, or the Corporation. Any employee returning from rehabilitation will be required to participate in a company-approved after-care program. If an employee violates provisions of the employee abusive substance and Drug Use policy, appropriate disciplinary action will be taken. Such action cannot be avoided by a request at that time for treatment or rehabilitation. If an employee suffering from abusive substance or drug dependency refuses rehabilitation or fails to respond to treatment or fails to meet satisfactory standards of effective work performance, appropriate disciplinary action, up to and including termination, will be taken. This policy does not require and should not result in any special regulations, privileges, or exemptions from normal job performance requirements.

The Corporation may conduct unannounced searches for drugs and abusive substance on company owned or controlled property. The Corporation may also require employees to submit to medical evaluation or abusive substance and drug testing where cause exists to suspect abusive substance or drug use, including workplace incidents. Unannounced periodic or random testing will be conducted when an employee meets any one of the following conditions: has had a substance abuse problem, or is working in a designated position identified by management, a position where testing is required by law, or a specified executive position. A positive test result or refusal to submit to a drug or abusive substance test is grounds for disciplinary action, including termination.

4.6 Privacy Policy

In handling Employee information Urban Barns will only gather and disclose employee information:

- Obtain employee information that is required for effective business operation
- Only access or use employee information for authorized business purposes.
- Safeguard this information when entrusted to us.
- Limit access to authorized personnel for legitimate reasons.
- According to Urban Barns policies or applicable laws
- Handle external requests for employee information according to company policies regarding employment verification and references.

The company may conduct service-quality observations for legitimate business and regulatory purpose (for example, quality control, performance appraisals, training, re-training, manager assistance, or service measurement). Also, all electronic monitoring, video and personal surveillance, record assimilation, retention and release, investigative activities, and property protection conducted by Urban Barns will be carried out only for legitimate business purposes. All of the above observations will be conducted in full compliance with federal, state and local laws of other countries, when applicable.

Sometimes it is necessary to monitor employee personal communications or computer usage or to search employee workspace for the protection of employees, company assets and other legitimate business reasons. Urban Barns retains the right to monitor personal communications or computer usage or to search any and all company property at any time, including, but not limited to, offices, desks, lockers, bags, vehicles, e-mail, voice mail, pagers, Urban Barns telephone usage records and computer files. This applies also to company property located off-premises for telecommuting purposes, company records and materials located on personal computers, and personal property (such as personal vehicles) on company premises.

Conduct off the job is ordinarily the personal business of the employee – unless it conflicts with the employment relationship with Urban Barns. Off-duty conduct may pose a problem if it threatens Urban Barns' reputation, adversely affects job performance or that of a work group, interferes with Urban Barns' ability to conduct business or is unlawful. Conduct that creates conflicts of interests is also inappropriate. Any questions concerning conduct outside the workplace should be referred to Urban Barns' Office of Ethics and Business Compliance.

5.0 Business Policy

5.1 Product Safety Policy

It is Urban Barns' policy to:

- identify and manage risks associated with its products and not manufacture or sell products when it is not possible through proper design, procedures, and practices to provide an appropriate level of safety for people and the environment;
- specify precautions required in handling, transporting, using, and disposing of its products and take reasonable steps to communicate them to employees, customers, and others who might be affected;
- comply with all applicable laws and regulations and apply responsible standards where laws and regulations do not exist;
- work with government agencies and others, as appropriate, to develop responsible laws, regulations, and standards based on sound science and consideration of risk;
- include identification and control of potentially adverse health, safety, and environmental effects as priority considerations in the planning and development of products;
- conduct and support research to extend knowledge about the health, safety and environmental effects of its products, and promptly, as appropriate, share them with employees, contractors, customers, the scientific community, government agencies, and the public;
- undertake appropriate reviews and evaluations of its operations to measure progress and to foster compliance with this policy.

5.2 Product Quality Policy

Urban Barns recognizes customer satisfaction is of primary importance to its success. Mindful of its responsibility to the customers it serves; the Corporation strives to understand their requirements and concerns and to merit their business by responding effectively to their needs.

Specifically, the Corporation's policy is to:

- provide high-quality produce that meet or exceed specifications and consumer needs under all reasonable circumstances;
- furnish services that reliably meet responsible standards of performance, efficiency, and courtesy;
- furnish accurate and sufficient information about its products and services, including details of guarantees and warranties, so that customers can make informed purchasing decisions;
- require truth in advertising and other communications.

5.3 Environment Policy

It is Urban Barns' policy to conduct its business in a manner that is compatible with the balanced environmental and economic needs of the communities in which it operates. The Corporation is committed to continuous efforts to improve environmental performance throughout its operations.

Urban Barns is committed to minimizing the impact of its operations on the environment and to incorporating proactive environmental initiatives into its daily business. Urban Barns employees will abide by all laws, regulations, and company policies relating to the protection of the environment. Employees will be familiar with and participate in corporate programs related to environmental conservation and protection, including waste minimization, material reuse, energy efficiency, and recycling programs. Employees of Urban Barns are instructed to follow all procedures required by laws or company policies for identifying, storing and handling of toxic, hazardous and other regulated materials and wastes. Only the Safety, Health and Environment Department may dispose of regulated wastes.

Accordingly, the Corporation's policy is to:

- comply with all applicable environmental laws and regulations and apply responsible standards where laws and regulations do not exist;
- encourage concern and respect for the environment, emphasize every employee's responsibility in environmental performance, and foster appropriate operating practices and training;
- work with government and industry groups to foster timely development of effective environmental laws and regulations based on sound science and considering risks, costs, and benefits, including effects on energy and product supply;
- manage its business with the goal of preventing incidents and of controlling emissions and wastes to below harmful levels; design, operate, and maintain facilities to this end;
- respond quickly and effectively to incidents resulting from its operations, in cooperation with industry organizations and authorized government agencies;
- conduct and support research to improve understanding of the impact of its business on the environment, to improve methods of environmental protection, and to enhance its capability to make operations and products compatible with the environment;
- communicate with the public on environmental matters and share its experience with others to facilitate improvements in industry performance;
- undertake appropriate reviews and evaluations of its operations to measure progress and to foster compliance with this policy.

5.4 International Operations Policy

It is the policy of Urban Barns to comply with all governmental laws, rules, and regulations applicable to its operations outside of United States and Canada and to conduct those operations to the highest ethical standards.

Laws that apply to operations outside of United States and Canada including those of the countries where the operations occur, and may also include certain United States and Canadian laws which govern international operations of North American companies and USA and Canadian persons, broadly defined. Accordingly, officers, and employees of the Corporation who are involved with the Corporation's operations outside of North America should consult with the Law Department for advice on applicable local laws, especially laws regarding employees, trade sanctions, export controls, and foreign corrupt practices, and are expected to comply with those laws.

6.0 Ethics

Resolving ethics questions helps strengthen connections with business partners and each other. Sometimes one may encounter ethics questions that does not have easy answers and may require difficult judgment calls. Urban Barns has many resources available to help resolve ethics questions, starting with this Code of conduct and Business Ethic found in this manual. Often, the following steps can help resolve questions:

- Are you concerned about a possible violation of a law, regulation or Urban Barns standard?
- Do you need guidance or clarification regarding Urban Barns standards or other ethics matters?

Corporate and department policies and procedures

Are you uncomfortable discussing it with your manager?
The Urban Barns Ethics Line is available seven days a week. ***The telephone number is +971-50-559-5526.*** You can provide information related to your question, and a case manager will contact you to discuss the matter. You can call the Ethics Line anonymously if you wish.

6.1 Ethics Policy

The policy of Urban Barns is to comply with all governmental laws, rules, and regulations applicable to its business. The Corporation's Ethics policy does not stop there. Even where the law is permissive, the Corporation chooses the course of highest integrity. Local customs, traditions, and mores differ from place to place, and this must be recognized. But honesty is not subject to criticism in any culture. Shades of dishonesty simply invite demoralizing and reprehensible judgments. A well-founded reputation for scrupulous dealing is itself a priceless corporate asset.

The Corporation cares how results are obtained, not just that they are obtained. Directors, officers, and employees should deal fairly with each other and with the Corporation's suppliers, customers, competitors, and other third parties.

The Corporation expects compliance with its standard of integrity throughout the organization and will not tolerate employees who achieve results at the cost of violation of law or who deal unscrupulously. The Corporation's directors and officers support, and expect the Corporation's employees to support, any employee who passes up an opportunity or advantage that would sacrifice ethical standards.

It is the Corporation's policy that all transactions will be accurately reflected in its books and records. This, of course, means that falsification of books and records and the creation or maintenance of any off-the-record bank accounts are strictly prohibited. Employees are expected to record all transactions accurately in the Corporation's books and records, and to be honest and forthcoming with the Corporation's internal and independent auditors.

The Corporation expects candor from employees at all levels and adherence to its policies and internal controls. One harm which results when employees conceal information from higher management or the auditors is that other employees think they are being given a signal that the Corporation's policies and internal controls can be ignored when they are inconvenient. That can result in corruption and demoralization of an organization. The Corporation's system of management will not work without honesty, including honest bookkeeping, honest budget proposals, and honest economic evaluation of projects.

It is the Corporation's policy to make full, fair, accurate, timely, and understandable disclosure in reports and documents that the Corporation files with the Security and Exchange Commission', and in other public communications. All employees are responsible for reporting material information known to them to higher management so that the information will be available to senior executives responsible for making disclosure decisions.

6.2 Conflicts of Interest

It is the policy of Urban Barns those directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation. A conflict of interest can arise when a director, officer, or employee takes actions or has personal interests that may interfere with his or her objective and effective performance of work for the Corporation. For example, directors, officers, and employees are expected to avoid actual or apparent conflict in dealings with suppliers, customers, competitors, and other third parties. Directors, officers, and employees are expected to refrain from taking for themselves opportunities discovered through their use of corporate assets or through their positions with the Corporation. Directors, officers, and employees are expected to avoid securities transactions based on material, non public information learned through their positions with the Corporation. Directors, officers, and employees are expected to refrain from competing with the Corporation.

6.3 Corporate Asset Policy

It is the policy of Urban Barns those directors, officers, and employees are expected to protect the assets of the Corporation and use them efficiently to advance the interests of the Corporation. Those assets include tangible assets and intangible assets, such as confidential information of the Corporation. No director, officer, or employee should use or disclose at any time during or subsequent to employment or other service to the Corporation, without proper authority or mandate, confidential information obtained from any source in the course of the Corporation's business. Examples of confidential information include non public information about the Corporation's plans, earnings, financial forecasts, business forecasts, discoveries, competitive bids, technologies, and personnel.

6.4 Gifts & Entertainment Policy

It is the policy of Urban Barns to base commercial decisions on commercial criteria. That policy serves the Corporation's business interests and fosters constructive relationships with organizations and individuals doing business, or seeking to do business, with the Corporation. In many cultures, those constructive relationships may include incidental business gifts and entertainment. Directors, officers, and employees providing or receiving third-party gifts and entertainment in their corporate capacities are expected to exercise good judgment in each case, taking into account pertinent circumstances, including;

- the character of the gift or entertainment;
- its purpose;
- its appearance;
- the positions of the persons providing and receiving the gift or entertainment
- the business context;
- reciprocity; and applicable laws and social norms.

All expenditures for gifts and entertainment provided by the Corporation must be accurately recorded in the books and records of the Corporation.

6.5 Political Activities Policy

It is the policy of Urban Barns to refrain from making contributions to political candidates and political parties, except as permitted by applicable laws and authorized by the Board of Directors.

It is the Corporation's policy to communicate information and views on issues of public concern that have an important impact on the Corporation.

The Corporation considers that registering and voting, contributing financially to the party or candidate of one's choice, keeping informed on political matters, serving in civic bodies, and campaigning and office holding at local, state, and national levels are important rights and responsibilities of the citizens of a democracy.

Directors, officers, and employees engaging in political activities are expected to do so as private citizens and not as representatives of the Corporation. Personal, lawful, political contributions and decisions not to make contributions will not influence compensation, job security, or opportunities for advancement.

6.6 Directorship Policy

It is the policy of Urban Barns to restrict the holding by officers and employees of directorship in non affiliated, for-profit organizations and to prohibit the acceptance by any officer or employee of such directorship that would involve a conflict of interest with, or interfere with, the discharge of the officer's or employee's duties to the Corporation. Any officer or employee may hold directorship in non affiliated, non profit organizations, unless such directorship would involve a conflict of interest with, or interfere with, the discharge of the officer's or employee's duties to the Corporation, or obligate the Corporation to provide support to the non affiliated, non profit organizations. Officers and employees may serve as directors of affiliated companies and such service may be part of their normal work assignments.

All directorships in public companies held by directors of the Corporation are subject to review and approval by the Board of Directors of the Corporation. In all other cases, directorship in non affiliated, for-profit organizations is subject to review and approval by the management of the Corporation, as directed by the Chairman.

7.0 Open Door Communications

Urban Barns encourages employees to ask questions, voice concerns, and make appropriate suggestions regarding the business practices of the Corporation. Employees are expected to report promptly to Internal Audit Committee suspected violations of the Corporation's policies, and the Corporation's internal controls, so that Executive Management can take appropriate corrective action.

Executive Management is ultimately responsible for the investigation of and appropriate response to reports of suspected violations of law, policies, and internal control procedures. Internal Audit has primary responsibility for investigating violations of the Corporation's internal controls, with assistance from others, depending on the subject matter of the inquiry. The persons who investigate suspected violations are expected to exercise independent and objective judgment.

Normally, an employee should discuss such matters with the employee's immediate supervisor. Each supervisor is expected to be available to subordinates for that purpose. If an employee is dissatisfied following review with the employee's immediate supervisor, that employee is encouraged to request further reviews, in the presence of the supervisor or otherwise. Reviews should continue to the level of management appropriate to resolve the issue.

Depending on the subject matter of the question, concern, or suggestion, each employee has access to alternative channels of communication, for example, Internal Audit; the Human Resources Department; the Safety, Health and Environment Department; the Security Department; and the Finance Department.

Suspected violations of law or the Corporation's policies involving a director or executive officer, as well as any concern regarding questionable accounting or auditing matters, should be referred directly to the Audit Committee of the Board of Directors of the Corporation.

Employees wishing to make complaints without identifying themselves may do so by writing the Office of Ethics and Business Compliance, Urban Barns, P. O. Box 17365, Jebel Ali Free Zone, Dubai, United Arab Emirates, or calling +971-4-883-8589.

All persons responding to employees' questions, concerns, complaints, and suggestions are expected to use appropriate discretion regarding anonymity and confidentiality, although the preservation of anonymity and confidentiality may or may not be practical, depending on the circumstances. For example, investigations of significant complaints typically necessitate revealing to others information about the complaint and complainant. Similarly, disclosure can result from government investigations and litigation.

No action may be taken or threatened against any employee for asking questions, voicing concerns, or making complaints or suggestions in conformity with the procedures described above, unless the employee acts with willful disregard of the truth.

Failure to behave honestly and failure to comply with law, the Corporation's policies, and the Corporation's internal controls may result in disciplinary action, up to and including separation.

No one in the Corporation has the authority to make exceptions or grant waiver to the Corporation's foundation policies. It is recognized that there will be questions about the application of the policies to specific activities and situations. In cases of doubt, directors, officers, and employees are expected to seek clarification and guidance. In those instances where the Corporation, after review, approves an activity or situation, the Corporation is not

granting an exception or waiver but is determining that there is no policy violation. If the Corporation determines that there is or would be a policy violation, appropriate action is taken.